                                                                   EXHIBIT 3(i)


                                  RESTATED
                        CERTIFICATE OF INCORPORATION
                                    OF
                               ROLLINS, INC.


PREAMBLE. This is the Restated Certificate of Incorporation of Rollins, Inc., a corporation organized and existing under and by virtue of the laws of the State of Delaware. It restates and integrates and does not further amend the provisions of the corporation's Certificate of Incorporation as theretofore amended or supplemented, and there is no discrepancy between those provisions and the provisions of this Restated Certificate of Incorporation, except that, in accordance with Delaware law, the provisions naming the original incorporators have been omitted. Rollins, Inc. was originally incorporated as Rollins Broadcasting, Inc. Rollins Broadcasting, Inc. filed its original Certificate of Incorporation in the State of Delaware on February 24, 1948. This Restated Certificate of Incorporation was reviewed and duly adopted by the Board of Directors of Rollins, Inc. in accordance with Section 245 of the Delaware General Corporation Law, as amended.

FIRST.  The name of this Corporation is ROLLINS, INC.

SECOND. Its registered office in the State of Delaware is located at No. 100 West Tenth Street, in the city of Wilmington, County of New Castle, and its registered agent in charge thereof is The Corporation Trust Company.

THIRD. The nature of the business and the objects and purposes to be transacted, promoted and carried on are to do any or all of the things herein mentioned as fully and to the same extent as natural persons might or could do, and in any part of the world, viz.: To own, maintain and operate one or more radio broadcasting stations in the State of Delaware, or elsewhere, when and if authorized to do so, by the appropriate agencies of the United States Government.

   To purchase, take, own, hold, deal in, mortgage or otherwise lien and to lease, sell, exchange, convey, transfer or in any manner whatever dispose of real property, within or without the State of Delaware.

   To manufacture, purchase or otherwise acquire and to hold, own, mortgage or otherwise lien, pledge, lease, sell, assign, exchange, transfer or in any manner dispose of, and to invest, deal and trade in and with goods, wares, merchandise and personal property of any and every class and description, within or without the State of Delaware.

   To acquire the good will, rights and property and to undertake the whole or any part of the assets and liabilities of any person, firm, association or corporation, to pay for the same in cash, the stock of this company, bonds or otherwise; to hold or in any manner to dispose of the whole or any part of the property so purchased; to conduct in any lawful manner the whole or any part of any business so acquired and to exercise all the powers necessary of convenient in and about the conduct and management of such business.

   To guarantee, purchase or otherwise acquire, hold, sell, assign, transfer, mortgage, pledge or otherwise dispose of shares of the capital stock, bonds or other evidences of indebtedness created by other corporations and while the holder of such stock to exercise all the rights and privileges of ownership, including the right to vote thereon, to the same extent as a natural person might or could do.

   To purchase or otherwise acquire, apply for, register, hold, use, sell or in any manner dispose of and to grant licenses or other rights in and in any manner deal with patents, inventions, improvements, processes, formulas, trade-marks, trade names, rights and licenses secured under letters patent, copyrights or otherwise.

   To enter into, make and perform contracts of every kind for any lawful purpose, with any person, firm, association or corporation, town, city, county, body politic, state, territory, government or colony or dependency thereof.

   To borrow money for any of the purposes of the corporation and to draw, make, accept, endorse, discount, execute, issue, sell, pledge or otherwise dispose of promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable, transferable or non-transferable instruments and evidences of indebtedness and to secure the payment thereof and the interest thereon by mortgage or pledge, conveyance or assignment in trust of the whole or any part of the property of the corporation at the time owned or thereafter acquired.

   To purchase, hold, sell and transfer the shares of its capital stock.

   To have one or more offices and to conduct any or all of its operations and business and to promote its objects, within or without the State of Delaware, without restriction as to place or amount.

   To carry on any other business in connection therewith.

   To do any or all of the things herein set forth as principal, agent, contractor, trustee or otherwise, alone or in company with others.

   To engage in the business of broadcasting by means of radio and any and all other means of wireless communications including television, facsimile, and both amplitude and frequency modulation; to own and operate a radio station or stations; to employ, engage, train, present, or otherwise utilize artists, performers, singers, speakers, lecturers, musicians, actors, specialty performers, entertainers, experts, technicians or such other talent and assistants as may be necessary, useful or advantageous in the conduct of any business of this corporation; upon its own behalf or upon the behalf of others, to arrange, present, produce, and to broadcast through its own radio station or through a chain of radio stations, programs of entertainment, amusement, education or otherwise and to make any and all contracts or arrangements and to provide all facilities necessary, useful or advantageous in the operation of a radio station or stations.

   To manufacture, construct, purchase, sell, lease, install, own, operate, repair, maintain and otherwise deal in and deal with radio broadcasting apparatus, television transmitting or receiving apparatus, and equipment, sets, accessories, parts, and instruments of all kinds and descriptions, and any and all things used in connection with radio transmission, broadcasting, reception and communication of any kind or description.

   The objects and purposes specified herein shall be regarded as independent objects and purposes and, except where otherwise expressed, shall be in no way limited nor restricted by reference to or inference from the terms of any other clause or paragraph of this certificate of incorporation.

   The foregoing shall be construed both as objects and powers and the enumeration thereof shall not be held to limit or restrict in any manner the general powers conferred on this corporation by the laws of the State of Delaware.

FOURTH. The total number of shares of stock which this corporation shall have authority to issue is One Hundred Million (100,000,000) shares, divided into two classes, namely, Preferred Stock and Common Stock. The number of shares of Preferred Stock which this corporation is authorized to issue is Five Hundred Thousand (500,000) shares without par value, and the number of shares of Common Stock which this corporation is authorized to issue is Ninety-Nine Million Five Hundred Thousand (99,500,000) shares of the par value of One Dollar ($1.00) per share.

   There is hereby expressly granted to the Board of Directors of the corporation the power and authority to issue the Preferred Stock as a class without series, or if so determined from time to time, in one or more series, and to fix the voting rights, the designations, preferences and relative, participating, optional or other special rights of the class of the Preferred Stock or of one or more series thereof and the qualifications, limitations or restrictions thereof with respect to the Preferred Stock authorized herein in a resolution or resolutions adopted by the Board of Directors providing for the issue of said stock. The holders of Preferred Stock shall have no preemptive rights to subscribe for any shares of any class of stock of the corporation whether now or hereafter authorized.

   The Board of Directors is further authorized to provide that the Preferred Stock, when issued, may be convertible into or exchangeable for shares of any other class or classes of stock of the corporation or of any series of the same at such price or prices or rates of exchange and with such adjustments as shall be stated and expressed in the resolution or resolutions providing for the issue of such Preferred Stock adopted by the Board of Directors as hereinabove provided.

   Each and every resolution adopted by the Board of Directors providing for the issuance of the Preferred Stock as a class or in series within such class from time to time shall be, under certificate of the proper officers of the corporation, filed with the Secretary of State of Delaware and a certified copy thereof shall be recorded in the same manner as certificates of incorporation are required to be filed and recorded.

   We holder of Common Stock shall be entitled as such, as a matter of right, to subscribe for or to purchase any part of any new or additional issue of stock of any class whatsoever.

FIFTH. The minimum amount of capital with which it will commence business is one thousand dollars ($1,000).

SIXTH.  This corporation is to have perpetual existence.

SEVENTH. The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever.

EIGHTH. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the board of directors is expressly authorized:

   To make, alter, amend and repeal the by-laws;

   To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to alter or abolish any such reserve; to authorize and cause to be executed mortgages and liens upon the property and franchises of this corporation;

   To designate, by resolution passed by a majority of the whole board, one or more committees, each to consist of two or more directors, which committees, to the extent provided in such resolution or in the by-laws of the corporation, shall have and may exercise any or all of the powers of the board of directors in the management of the business and affairs of this corporation and have power to authorize the seal of this corporation to be affixed to all papers which may require it;

   From time to time to determine whether and to what extent and at what times and places and under what conditions and regulations the books and accounts of this corporation, or any of them other than the stock ledger, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any account or book or document of the corporation, except as conferred by law or authorized by resolution of the directors or of the stockholders.

   To sell, lease or exchange all of its property and assets, including its good-will and its corporate franchises, upon such terms and conditions and for such consideration, which may be in whole or in part shares of stock in, and/or other securities of, any other corporation or corporations, when and as authorized by the affirmative vote of the holders of a majority of the stock issued and outstanding having voting power given at a stockholders meeting duly called for that purpose.

   This corporation may in its by-laws confer powers additional to the foregoing upon the directors, in addition to the powers and authorities expressly conferred upon them by law.

NINTH. If the by-laws so provide, the stockholders and directors shall have power to hold their meetings, to have an office or offices and to keep the books of this corporation (subject to the provisions of the statute) outside of the State of Delaware at such places as may from time to time be designated by the by-laws or by resolution of the directors.

TENTH. This corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed by law and all rights conferred on officers, directors and stockholders herein are granted subject to this reservation.

ELEVENTH. Any action required or permitted to be taken at an annual or special meeting of stockholders shall be taken only at such a meeting and shall not be taken by the written consent of stockholders in lieu of a meeting.

   IN WITNESS WHEREOF, Rollins, Inc. has caused this Restated Certificate of Incorporation to be signed by R. Randall Rollins, its President, and attested by H. Tim Crow, its Secretary, this 28 day of July, 1981.

ATTEST:                                ROLLINS, INC.


By: /s/ H. Tim Crow                   By: /s/ R. Randall Rollins
   --------------------------            --------------------------
   H. Tim Crow,                          R. Randall Rollins,
   Secretary                             President




[SEAL]

                                     [LOGO]



                                     State
                                       of
                                    DELAWARE


                          Office of SECRETARY OF STATE


         I, Michael Harkins, Secretary of State of the State of Delaware,
         do hereby certify that the attached is a true and correct copy of
                       Restated Certificate of Incorporation
         -----------------------------------------------------------------
         filed in this office on             August 4, 1981
                                 -----------------------------------------








                                             /s/ Michael Harkins
                                      ------------------------------------
                                       Michael Harkins, Secretary of State

   [SEAL]
                                      By:   /s/ S. Miller
                                          --------------------------------


                                      Date:      March 6, 1987
                                            ------------------------------

                                     [LOGO]



                                     State
                                       of
                                    DELAWARE


                          Office of SECRETARY OF STATE


         I, Michael Harkins, Secretary of State of the State of Delaware, do hereby certify that the above and foregoing is a true and correct copy of Certificate of Change of Location of Registered Office of the companies represented by "The Corporation Trust Company", as it applies to "ROLLINS, INC.", as received and filed in this office the twenty-seventh day of July, A.D. 1984, at 4:30 o'clock P.M.








                                     In Testimony Whereof, I have hereunto
                                     set my hand and official seal at Dover
                                         this sixth day of March in the year
                                         of our Lord one thousand nine hundred
                                         and eight-seven.




    [SEAL]


                                               /s/ Michael Harkins
                                         -----------------------------------
                                         Michael Harkins, Secretary of State

                       CERTIFICATE OF CHANGE OF ADDRESS OF

                    REGISTERED OFFICE AND OF REGISTERED AGENT

             PURSUANT TO SECTION 134 OF TITLE 8 OF THE DELAWARE CODE


TO:   DEPARTMENT OF STATE
      Division of Corporations
      Townsend Building
      Federal Street
      Dover, Delaware 19903

   Pursuant to the provisions of Section 134 of Title 8 of the Delaware code,

the undersigned Agent for service of process, in order to change the address of the registered office of the corporations for which it is registered agent, hereby certifies that:


   1. The name of the agent is:     The Corporation Trust Company

   2. The address of the old registered office was:

                       100 West Tenth Street
                       Wilmington, Delaware 19801

   3. The address to which the registered office is to be changed is:

                       Corporation Trust Center
                       1209 Orange Street
                       Wilmington, Delaware 19801

      The new address will be effective on July 30, 1984.

   4. The names of the corporations represented by said agent are set forth on the list annexed to this certificate and made a part hereof by reference.


            IN WITNESS WHEREOF, said agent has caused this certificate to be signed on its behalf by its Vice-President and Assistant Secretary this

      25th day of July, 1984.



                                          THE CORPORATION TRUST COMPANY
                                       -----------------------------------
                                            (Name of Registered Agent)


                                       By    /s/ Virginia Colwell
                                          --------------------------------
                                                (Vice-President)


ATTEST:

        [ILLEGIBLE]
---------------------------------
   (Assistant Secretary)